Exhibit 99.1

So Act® Network Announces Agreements with many stars in its new Celebrity and Expert Endorsement Program

On 7:00 am EDT, Tuesday January 12, 2010

HOUSTON, Texas--(GLOBE NEWSWIRE) -- So Act® Network, Inc. (OTCBB:SOAN) announced today that it has signed many award winning television and movie stars and assorted experts from ages 10 to 89 to participate in the Company’s Celebrity and Expert Endorsement Program.

"This program has been in development for the past month and it will excite the world to know that there are quite a number of famous people with a strong voice for improving our world” said Greg Halpern, So Act President. Many of the people who signed up for this program have done a lot of good in the world and that embodies our Company’s mission to build a better planet.“

The celebrities and experts, who were paid with a total of two and a half million shares of Rule 144 stock, will provide a photo, a quote, and their background for use on SoAct.Net and within our network to inspire our members. One of the celebrities, who is well-known for promotion of another Internet public company, has agreed to do a one minute commercial about So Act for use on the Web. As the celebrities approve their quotes and photos the Company will provide separate news releases to let the world know more specifically who they are, what they have to say and why they feel So Act can make a difference.

This group brings to So Act and its membership a great diversity of celebrities young and old involved in Film, Television, Music, Sports, Fitness and Professional areas such as medicine, health, broadcasting, motivation and philanthropy. Each endorsement provides So Act with a two-year agreement that features the celebrity’s photo, background and positive quote at SoAct.Net highlighting specific benefits about the emerging network. As an additional element of each endorsement, celebrities in this program will post the So Act logo (linking back to SoAct.Net) from their other social network home pages such as Facebook, MySpace and Twitter that say things like, ‘I love So Act, the Network with a Social Conscience,’ The purpose of this is to make the audiences of these popular figures aware of So Act and its goal of improving our world.

About So Act® Network, Inc.
Social Media expert Jon Hansen called So Act "The 60 minutes of Social Networks, where you engage, mobilize and empower people into action." Whatever the mission, cause, product, service, program, cure, or solution, So Act can help you expand your sphere of influence and crystallize forward thinking into positive action on a larger scale, while harmoniously merging economic and socially conscious goals.

So Act's innovative technologies provide a global social network where its members are able to build Communities of Purpose, and accomplish and promote all of their important goals without being subjected to spam or ads, and without having personal information used by marketers. So Act’s cutting edge communication platform improves on the social networking theme by providing businesses and individuals with project building tools, alerting, and secured network file sharing and previewing, all in a personalized, private, format that crosses  global boundaries to connect like-minded individuals, while allowing an unlimited number of members to simultaneously participate in small, or large, online meetings. So Act includes a “top 10” filtered results ad-free web search engine, and its press club allows members to share their important news with their followers and the media. While membership is free, several features to expand network size and capability for those with greater needs are available for $1, $2 and $5 monthly fees. So Act also provides partnership and profit-sharing opportunities for individuals and companies seeking to gain a meaningful foothold in the Social Networking space. For more information, and to join free visit www.SoAct.Net.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties. These statements may include statements regarding stock-based compensation charges and our plans to invest in our core business and make significant capital expenditures. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, unforeseen changes in our hiring patterns and our need to expend capital to accommodate the growth of the business, as well as those risks and uncertainties included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in our Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the SEC and is available on our investor relations website at SoAct.Net and on the SEC website at www.sec.gov. Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which is also on file with the SEC. All information provided in this release is as of January 11, 2010 and So Act Network undertakes no duty to update this information. So Act is a registered trademark of So Act Network, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Source:	So Act Network, Inc.	Investor Relations Contact:
Contact:	Greg Halpern	Steven Marcus
	Greg@SoAct.Net	DME Capital LLC
	210-401-7667	917-648-0663